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                                                                   Exhibit 10.31

                       COAL PURCHASING SERVICES AGREEMENT

          THIS AGREEMENT, made and entered into as of the 1st day of February, 1983, by and between CARBOEX lNTERNATIONAL LTD., a company organized under the laws of the Commonwealth of the Bahamas (hereinafter "CIL"), and ASHLAND COAL, INC., a company organized under the laws of the state of Delaware, U.S.A. (hereinafter "ASHLAND").

                                  WITNESSETH:

          WHEREAS, CIL steadily purchases steam and metallurgical coal from coal producers and other suppliers in the United States on a regular and continuing basis and, in connection with same, desires to secure certain coal purchasing support services from a substantial coal company physically located east of the Mississippi River in the United States (the "Eastern United States") and actively engaged in producing, purchasing, processing and transporting coal for export; and,

          WHEREAS, ASHLAND is such a company and is willing to provide coal purchasing support services to CIL on the terms and conditions hereinafter set forth.

          WHEREAS, these American coal suppliers are divided in two categories:

     Category One: Suppliers who do not have an established regular sales organization and/or an established regular sales representative in Europe ("Category One Suppliers");





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     Category Two: Suppliers who have an established regular sales organization and/or an established regular sales representative in Europe ("Category Two Suppliers").

     NOW, THEREFORE, in consideration of the foregoing and the performance by each of ASHLAND and CIL of the respective covenants and agreements hereinafter set forth, ASHLAND and CIL hereby agree as follows:

          l) TERM: This Agreement shall be effective as of the date first above written and it shall continue in full force and effect for a period of one year and from year to year thereafter, subject to the right of either party to terminate this Agreement at any time, without cause, on thirty (30) days prior written notice to the other party.

          2) RELATIONSHIP OF THE PARTIES: ASHLAND and CIL shall mutually agree from time to time as required which coal suppliers shall be deemed to be Category One Suppliers and which shall be deemed to be Category Two Suppliers for purposes of this Agreement. CIL designates ASHLAND as its sole and exclusive representative in the Eastern United States for the Category One Suppliers to provide the coal purchasing support services hereinafter described. ASHLAND shall serve in such capacity as an independent purchase soliciting contractor with respect to all purchases from Category One Suppliers of steam and

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     metallurgical coal by CIL from the Eastern United States and shall be compensated for its services on a fee per metric ton shipped basis as described in paragraph 5.l hereof. Nothing contained in this Agreement shall limit or otherwise restrict ASHLAND from conducting the various activities of its own coal business, including the sale of coal directly to CIL and the purchasing of coal from producers and suppliers on its own behalf, and nothing in this Agreement shall limit or otherwise restrict CIL from conducting the various activities of its own coal business with Category Two Suppliers.

          3) DESCRIPTION OF SERVICES: ASHLAND agrees to perform as and when requested by CIL the following services for CIL:

          3.1) Services to be supplied in connection with Category One Suppliers shall include:

               a) the solicitation of bids from coal producers and suppliers for supplying coal to CIL on such terms and conditions as CIL alone shall decide;

               b) the evaluation of bids received by CIL, or by ASHLAND on behalf of CIL, which evaluation shall include review and analysis of the bidder, its coal production operations of its contract miners and suppliers, and the overall reputation and reliability of said parties to perform in compliance with the terms and conditions of the bid;

               c) after execution of a contract between CIL and a supplier, ASHLAND will monitor performance, including compliance with coal quality requirements, periodic inspections of the source

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mining operations, negotiations and assistance in helping coordinate scheduling, transportation and delivery of the coal into the vessel.

         3.2) Services to be supplied ln connection with Category Two Suppliers shall include:

               a) at the request of CIL, the services to be supplied by ASHLAND are those indicated in paragraph 3.l(c).

          4) AUTHORITY OF ASHLAND: ASHLAND shall provide the foregoing support services to CIL and is empowered to act as representative for CIL in such capacity only. ASHLAND shall have no authority to enter into contracts on behalf of CIL or to otherwise obligate CIL. All decisions respecting the acceptance of bids, the entering into contracts and the terms and conditions of such contracts and the request of services set forth under paragraph 3.2 shall be made solely by CIL.

          5) COMPENSATION: As full compensation for ASHLAND's commitment and performance of the foregoing services, CIL covenants and agrees to pay ASHLAND the following amounts:

               (a) For services supplied in connection with Category One Suppliers, Fifty Cents ($.50; U. S. Dollars) per metric ton for each metric ton of coal shipped to CIL from sources in the Eastern United States, other than ASHLAND, after the effective date of this Agreement under contracts or commitments entered into after the effective date of this Agreement; and

               (b) For services supplies ln connection with Category Two Suppliers, Twenty-Five Cents ($0.25) per metric


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          ton of coal shipped to CIL from sources in the Eastern United States, other than ASHLAND, after the effective date of this Agreement.

          Compensation payments shall be made monthly, on or before the 20th day of the month, for all coal delivered into the vessel at a United States port during the preceding calendar month.

          6) DEFAULT: Should CIL fail or refuse to make payments as hereinabove provided or should ASHLAND fail or refuse to perform the services reasonably requested by CIL under the terms of this Agreement, the non-defaulting party shall have the right to terminate this Agreement immediately with written notice to the party in default.

          7) SURVIVAL OF OBLIGATION TO COMPENSATE: Upon termination of this Agreement, except by reason of default, CIL shall remain obligated to compensate ASHLAND at the aforementioned rates for each metric ton of coal shipped under contracts entered into or commitments made during the continuation of this Agreement.

          8) WORK PROCEDURE: Subject to the right of each party to nominate other responsible agents, CIL hereby nominates Mr. Francisco Santoro and ASHLAND hereby nominates Mr. Rex Jones as their responsible agents meaning the persons responsible in their respective organization for the communications and ACTIVITIES NECESSARY TO EFFECTUATE THE purpose of this Agreement. In particular:

         8.1) Category One Suppliers:

               Mr. Santoro and Mr. Jones will be responsible for


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     establishing a work procedure for quick and flexible action.

          ASHLAND shall have no authority to enter into contracts on behalf of CIL or otherwise obligate CIL.

          ASHLAND shall advise CIL of all proposed visits to the suppliers in order to assure CIL the opportunity to participate in the visits.

     8.2) Category Two Suppliers:

          ASHLAND shall act only upon request of CIL and CIL shall inform ASHLAND of its contacts with suppliers in order to avoid a case of duplicity of inquiries to any one supplier.


          IN WITNESS WHEREOF, CIL and ASHLAND have caused the execution of this Agreement by their duly authorized officers as of the day and year first above written.

                                             CARBOEX INTERNATIONAL LTD.

                                             By:  Jose Siera
                                                  ---------------------
                                             Its: Chairman
                                                  ---------------------


                                             ASHLAND COAL, INC.

                                             By:  John B. Kebbish
                                                  ---------------------
                                             Its: President
                                                  ---------------------


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          SOCIEDAD ESPANOLA de CARBON EXTERIOR, S.A. ("CARBOEX"), parent company of CIL, by its execution hereof, hereby ACKNOWLEDGES ITS INTENTION TO EFFECT ALL COAL PURCHASES FROM EASTERN United States' suppliers through its subsidiary CIL and agrees, that should any such purchases be made directly by CARBOEX, or through any of its other subsidiaries or affiliated companies, that such purchases shall be made subject to and under the same terms and conditions as purchases by CIL under this Agreement, with the aforementioned compensation to be paid to ASHLAND.


                                              SOCIEDAD ESPANOLA de CARBON
                                              EXTERIOR, S.A.

                                              By:  Jose Siera
                                                   -----------------------------
                                              Its: Chairman
                                                   -----------------------------


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